CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Auto-Callable Securities due 2020	$5,000,000	$579.50

April 2017

Pricing Supplement No. 1,471

Registration Statement Nos. 333-200365; 333-200365-12

Dated April 11, 2017

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the common stock of Microsoft Corporation, the class C capital stock of Alphabet Inc. and the common stock of salesforce.com, inc., which we refer to as the underlying stocks, on either of the first two annual determination dates is greater than or equal to its respective initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a per-annum return of approximately 16.55%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, investors will receive a fixed positive return that will correspond to a per-annum return of approximately 16.55%. However, if the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than 70% of its respective initial share price, which we refer to as the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forego current income and participation in the appreciation of any underlying stock in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying stock closes at or above the initial share price on an annual determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Microsoft Corporation common stock (the “MSFT Stock”), Alphabet Inc. class C capital stock (the “GOOG Stock”) and salesforce.com, inc. common stock (the “CRM Stock”)
Aggregate principal amount:	$5,000,000
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	April 11, 2017
Original issue date:	April 17, 2017 (4 business days after the pricing date)
Maturity date:	April 16, 2020
Early redemption:

If, on either of the first two annual determination dates, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below its respective initial share price on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 16.55% per annum for each annual determination date, as follows:

•          1st determination date: $11.655

•          2nd determination date: $13.31

No further payments will be made on the securities once they have been redeemed.

Determination dates:

1st determination date: April 13, 2018

2nd determination date: April 11, 2019

Final determination date: April 13, 2020

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:	The third business day after the relevant determination date
Downside threshold level:

With respect to the MSFT Stock, $45.836, which is 70% of its initial share price

With respect to the GOOG Stock, $576.345, which is 70% of its initial share price

With respect to the CRM Stock, $58.702, which is 70% of its initial share price

Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date times the adjustment factor for such underlying stock on such determination date
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•    If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$14.965

•    If the final share price of any underlying stock is less than its respective downside threshold level:

$10 × share performance factor of the worst performing underlying stock

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.689 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.075(1)
		$0.017(2)	$9.908
Total	$5,000,000	$46,000	$4,954,000
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.075 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.017 for each security.
(3)	See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated February 29, 2016       Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Terms continued from previous page:
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Initial share price:

With respect to the MSFT Stock, $65.48, which is its closing price on the pricing date

With respect to the GOOG Stock, $823.35, which is its closing price on the pricing date

With respect to the CRM Stock, $83.86, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective closing price of such underlying stock on the final determination date times the adjustment factor for such underlying stock on such date
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61766W238 / US61766W2382
Listing:	The securities will not be listed on any securities exchange.

April 2017	Page 2

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Auto-Callable Securities due April 16, 2020 All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the common stock of Microsoft Corporation, the class C capital stock of Alphabet Inc. and the common stock of salesforce.com, inc. on either of the first two annual determination dates is greater than or equal to its respective initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a per-annum return of approximately 16.55%. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, investors will receive a fixed positive return that will correspond to a per-annum return of approximately 16.55%. However, if the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying stock.

Maturity:	Approximately 3 years
Automatic early redemption:	If, on either of the first two annual determination dates, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 16.55% per annum for each annual determination date, as follows:

•         1st determination date: $11.655

•         2nd determination date: $13.31

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$14.965

•   If the final share price of any underlying stock is less than its respective downside threshold level:

$10 × share performance factor of the worst performing underlying stock

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

April 2017	Page 3

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10. We estimate that the value of each security on the pricing date is $9.689.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2017	Page 4

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the common stock of Microsoft Corporation, the class C capital stock of Alphabet Inc. and the common stock of salesforce.com, inc. on either of the first two annual determination dates is greater than or equal to its respective initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When the determination closing price of each underlying stock is greater than or equal to its respective initial share price on one of the first two annual determination dates, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any underlying stock.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that the determination closing price of any underlying stock is less than its respective initial share price on each of the first two annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is greater than or equal to its respective initial share price. At maturity, investors will receive a cash payment equal to $14.965 per stated principal amount. Investors do not participate in any appreciation in any underlying stock.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the determination closing price of any underlying stock is less than its respective initial share price on each of the first two annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying stock is less than its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

April 2017	Page 5

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each underlying stock on each of the first two annual determination dates, and the payment at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share prices and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 16.55% per annum for each annual determination date, as follows:

•         1st determination date: $11.655

•         2nd determination date: $13.31

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$14.965

•   If the final share price of any underlying stock is less than its respective downside threshold level:

$10 × share performance factor of the worst performing underlying stock.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$10
Hypothetical Initial Share Price:	With respect to the MSFT Stock: $60 With respect to the GOOG Stock: $800 With respect to the CRM Stock: $80
Hypothetical Downside Threshold Level:

With respect to the MSFT Stock: $42, which is 70% of its hypothetical initial share price

With respect to the GOOG Stock: $560, which is 70% of its hypothetical initial share price

With respect to the CRM Stock: $56, which is 70% of its hypothetical initial share price

April 2017	Page 6

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	MSFT Stock Determination Closing Price	GOOG Stock Determination Closing Price	CRM Stock Determination Closing Price	Payment (per Security)
1st Determination Date	$50 (below the initial share price)	$850 (at or above the initial share price)	$100 (at or above the initial share price)	--
2nd Determination Date	$65 (at or above the initial share price)	$820 (at or above the initial share price)	$85 (at or above the initial share price)	$13.31

In this example, on the first annual determination date, the determination closing prices of two of the underlying stocks are at or above their respective initial share prices, but the determination closing price of the other underlying stock is below its respective initial share price. Therefore, the securities are not redeemed. On the second annual determination date, the determination closing price of each underlying stock is at or above the respective initial share price. Therefore, the securities are automatically redeemed on the second annual early redemption date. Investors will receive a payment of $13.31 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying stock.

How to calculate the payment at maturity:

In the following examples, the determination closing price of one or more of the underlying stocks is less than the respective initial share price(s) on each of the first two annual determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	MSFT Stock Final Share Price	GOOG Stock Final Share Price	CRM Stock Final Share Price	Payment at Maturity (per Security)
Example 1:	$65 (at or above its downside threshold level)	$650 (at or above its downside threshold level)	$85 (at or above its downside threshold level)	$14.965
Example 2:	$72 (at or above its downside threshold level)	$1,000 (at or above its downside threshold level)	$32 (below its downside threshold level)	$10 x ($32 / $80) = $4
Example 3:	$12 (below its downside threshold level)	$360 (below its downside threshold level)	$48 (below its downside threshold level)	$10 x ($12 / $60) = $2

In example 1, the final share price of each underlying stock is at or above its respective downside threshold level. Therefore, investors receive at maturity a fixed positive return. Investors do not participate in any appreciation in any underlying stock.

In example 2, the final share prices of two of the underlying stocks are at or above their downside threshold levels, but the final share price of the other underlying stock is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity. The MSFT Stock has increased 20% from its initial share price to its final share price, the GOOG Stock has increased 25% from its initial share price to its final share price and the CRM Stock has declined 60% from its initial share price to its final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the CRM Stock, which is the worst performing underlying stock in this example.

In example 3, the final share price of each underlying stock is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. The MSFT Stock has declined 80% from its initial share price to its final share price, the GOOG Stock has declined 55% from its initial share price to its final share price and the CRM Stock has declined 40% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the MSFT Stock, which is the worst performing underlying stock in this example.

April 2017	Page 7

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

If the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

April 2017	Page 8

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its respective downside threshold level of 70% of its initial share price, you will be exposed to the decline in the value of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying stock closes at or above its respective initial share price on either of the first two annual determination dates, or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each underlying stock is at or above its downside threshold level. In all cases, you will not participate in any appreciation of any underlying stock, which could be significant.

▪	You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of each underlying stock. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive an early redemption payment, each underlying stock must close at or above its respective initial share price on the applicable determination date. In addition, if the securities have not been redeemed and any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the closing prices of each underlying stock on any day, including in relation to its respective initial share price and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

April 2017	Page 9

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying stock based on its historical performance. The value(s) of one or more of the underlying stocks may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount. See “Microsoft Corporation Overview,” “Alphabet Inc. Overview” and “salesforce.com, inc. Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any appreciation in any of the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.

▪	No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

▪	We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

April 2017	Page 10

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS &

April 2017	Page 11

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying stock, and, therefore, could have increased (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices and the downside threshold levels and will determine the final share prices, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” “—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

April 2017	Page 12

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

April 2017	Page 13

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Microsoft Corporation Overview

Microsoft Corporation develops, licenses and supports a range of software products and services, designs, manufactures and sells devices and delivers online advertising to a global customer audience. The MSFT Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Microsoft Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37845 through the Securities and Exchange Commission’s website at .www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MSFT Stock is accurate or complete.

Information as of market close on April 11, 2017:

Bloomberg Ticker Symbol:	MSFT	52 Week High (on 3/31/2017):	$65.86
Exchange:	NASDAQ	52 Week Low (on 6/27/2016):	$48.43
Current Stock Price:	$65.48	Current Dividend Yield:	2.39%
52 Weeks Ago:	$54.31

The following table sets forth the published high and low closing prices of, as well as dividends on, the MSFT Stock for each quarter from January 1, 2014 through April 11, 2017. The closing price of the MSFT Stock on April 11, 2017 was $65.48. The associated graph shows the closing prices of the MSFT Stock for each day from January 1, 2012 through April 11, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MSFT Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the MSFT Stock at any time, including on the determination dates.

Common Stock of Microsoft Corporation (CUSIP 594918104)	High ($)	Low ($)	Dividends ($)
2014
First Quarter	40.99	34.99	0.28
Second Quarter	42.25	39.06	0.28
Third Quarter	47.52	41.67	0.28
Fourth Quarter	49.61	42.74	0.31
2015
First Quarter	47.59	40.40	0.31
Second Quarter	49.16	40.29	0.31
Third Quarter	47.58	40.47	0.31
Fourth Quarter	56.55	44.61	0.36
2016
First Quarter	55.23	49.28	0.36
Second Quarter	56.46	48.43	0.36
Third Quarter	58.30	51.16	0.36
Fourth Quarter	63.62	56.92	0.39
2017
First Quarter	65.86	62.30	0.39
Second Quarter (through April 11, 2017)	65.73	65.48	-

We make no representation as to the amount of dividends, if any, that Microsoft Corporation may pay in the future. In any event, as an investor in the Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Microsoft Corporation.

April 2017	Page 14

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

MSFT Stock Daily Closing Prices January 1, 2012 to April 11, 2017

This document relates only to the securities referenced hereby and does not relate to the MSFT Stock or other securities of Microsoft Corporation. We have derived all disclosures contained in this document regarding Microsoft Corporation stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Microsoft Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Microsoft Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MSFT Stock (and therefore the price of the MSFT Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Microsoft Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MSFT Stock.

April 2017	Page 15

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s Class C capital stock began trading on October 5, 2015 under the ticker symbol “GOOG,” the same symbol under which Google Inc.’s Class C capital stock previously traded. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36380 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOG Stock is accurate or complete.

Information as of market close on April 11, 2017:

Bloomberg Ticker Symbol:	GOOG	52 Week High (on 3/17/2017):	$852.12
Exchange:	NASDAQ	52 Week Low (on 6/27/2016):	$668.26
Current Stock Price:	$823.35	Current Dividend Yield:	N/A
52 Weeks Ago:	$736.10

The following table sets forth the published high and low closing prices of, as well as dividends on, the class C capital stock of Google Inc. or the class C capital stock of Alphabet Inc., as applicable, for each quarter from March 27, 2014 through April 11, 2017. The closing price of the underlying stock on April 11, 2017 was $823.35. The associated graph shows the closing prices of the class C capital stock of Google Inc. or the class C capital stock of Alphabet Inc., as applicable, for each day from March 27, 2014 through April 11, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the GOOG Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the GOOG Stock at any time, including on the determination dates.

Class C Capital Stock of Alphabet Inc. (CUSIP 38259P706)*	High ($)	Low ($)	Dividends ($)
2014
First Quarter (from March 27, 2014)	558.46	555.45	-
Second Quarter	577.07	508.56	-
Third Quarter	594.45	561.19	-
Fourth Quarter	575.77	494.03	-
2015
First Quarter	573.75	491.20	-
Second Quarter	563.51	520.51	-
Third Quarter	672.93	516.83	-
Fourth Quarter	776.60	611.29	-
2016
First Quarter	764.65	678.11	-
Second Quarter	766.61	668.26	-
Third Quarter	787.21	694.49	-
Fourth Quarter	813.11	736.08	-
2017
First Quarter	852.12	786.14	-
Second Quarter (through April 11, 2017)	838.55	823.35	-

*The data in the table above for the period prior to October 5, 2015 reflect the performance of the class C capital stock of Google Inc., and the data for the period from October 5, 2015 onward reflect the performance of the class C capital stock of Alphabet Inc.

April 2017	Page 16

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the Class C Capital Stock of Alphabet Inc.

GOOG Stock Daily Closing Prices March 27, 2014 to April 11, 2017

The green vertical line indicates October 5, 2015. In the graph, the performance to the left of the green vertical line reflects the class C capital stock of Google Inc. and the performance to the right of the green vertical line reflects the class C capital stock of Alphabet Inc.

This document relates only to the securities referenced hereby and does not relate to the GOOG Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding Alphabet Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOG Stock (and therefore the price of the GOOG Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOG Stock.

April 2017	Page 17

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

salesforce.com, inc. Overview

salesforce.com, inc. is a provider of enterprise cloud computing solutions. The CRM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by salesforce.com, inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-032224 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding salesforce.com, inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the CRM Stock is accurate or complete.

Information as of market close on April 11, 2017:

Bloomberg Ticker Symbol:	CRM UN	52 Week High (on 4/5/2017):	$85.34
Exchange:	NYSE	52 Week Low (on 12/2/2016):	$68.41
Current Stock Price:	$83.86	Current Dividend Yield:	N/A
52 Weeks Ago:	$74.16

The following table sets forth the published high and low closing prices of, as well as dividends on, the CRM Stock for each quarter from January 1, 2014 through April 11, 2017. The closing price of the CRM Stock on April 11, 2017 was $83.86. The associated graph shows the closing prices of the CRM Stock for each day from January 1, 2012 through April 11, 2017. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the CRM Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the CRM Stock at any time, including on the determination dates.

Common Stock of salesforce.com, inc. (CUSIP 79466L302)	High ($)	Low ($)	Dividends ($)
2014
First Quarter	66.22	54.23	-
Second Quarter	58.80	49.13	-
Third Quarter	61.21	52.64	-
Fourth Quarter	64.45	52.72	-
2015
First Quarter	70.24	55.11	-
Second Quarter	75.71	65.81	-
Third Quarter	74.04	65.17	-
Fourth Quarter	82.14	72.91	-
2016
First Quarter	77.05	54.05	-
Second Quarter	83.77	73.81	-
Third Quarter	82.55	70.05	-
Fourth Quarter	77.77	68.41	-
2017
First Quarter	83.81	70.54	-
Second Quarter (through April 11, 2017)	85.34	82.31	-

We make no representation as to the amount of dividends, if any, that salesforce.com, inc. may pay in the future. In any event, as an investor in the Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of salesforce.com, inc.

April 2017	Page 18

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

CRM Stock Daily Closing Prices January 1, 2012 to April 11, 2017

This document relates only to the securities referenced hereby and does not relate to the CRM Stock or other securities of salesforce.com, inc. We have derived all disclosures contained in this document regarding salesforce.com, inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to salesforce.com, inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding salesforce.com, inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the CRM Stock (and therefore the price of the CRM Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning salesforce.com, inc. could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the CRM Stock.

April 2017	Page 19

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Underlying stock:	The accompanying product supplement refers to each underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the MSFT Stock, Microsoft Corporation

With respect to the GOOG Stock, Alphabet Inc.

With respect to the CRM Stock, salesforce.com, inc.

The accompanying product supplement refers to each underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Minimum ticketing size:	$1,000 / 100 securities
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption or at maturity for each security will be as follows:

•     Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the initial share price for the affected underlying stock, and the determination closing prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective initial share prices, the securities will be automatically redeemed for the applicable early redemption payment.

•     Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢  If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share prices of the other underlying stocks (or exchange property values, as applicable) are also greater than or equal to their respective downside threshold levels: $14.965.

➢  If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying stock is less than its respective downside threshold level:

➢     If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by the (ii) share performance factor of the worst performing underlying stock.

April 2017	Page 20

Morgan Stanley Finance LLC

Auto-Callable Securities due April 16, 2020

All Payments on the Securities Based on the Worst Performing of the Common Stock of Microsoft Corporation, the Class C Capital Stock of Alphabet Inc. and the Common Stock of salesforce.com, inc.

Principal at Risk Securities

➢     If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the then-applicable redemption threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to an adjustment factor will be made up to the close of business on the final determination date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any

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Principal at Risk Securities

adjustments to an adjustment factor or method of calculating an adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

•     A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

•     Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser

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Principal at Risk Securities

regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlying stocks and in futures and/or options contracts on the underlying stocks or the underlying stocks listed on major securities markets. Such purchase activity could have increased the initial share price of an underlying stock, and, as a result, could have increased (i) the level at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the level at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the

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Principal at Risk Securities

“prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our

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Principal at Risk Securities

      affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.075 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.017 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary

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Principal at Risk Securities

assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 16, 2016, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 16, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Prospectus dated February 16, 2016

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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